Exhibit 10.45

AMENDMENT NUMBER ONE TO THE CARMIKE CINEMAS, INC.

ANNUAL EXECUTIVE BONUS PROGRAM

Pursuant to its authority to amend the Carmike Cinemas, Inc. Annual Executive Bonus Program (the “Program”) set forth in Section 8, the Committee hereby amends the Program, effective as of January 1, 2009.

WITNESSETH:

WHEREAS, Committee desires to amend the Program effective as of January 1, 2009 to comply with Section 409A of the Internal Revenue Code (“Code”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth in this Amendment, the Committee hereby amends the Program as follows effective as of January 1, 2009:

§1

By amending §5, Certification, to add the following language to the end of the last sentence of such section:

“; provided, however, to the extent required to avoid the imposition of an additional tax under §409A of the Code, where the Committee exercises its discretion to pay a bonus to a Participant who is not employed with Carmike on the date the bonus is to be paid, the bonus payment to such Participant shall be paid no later than the March 15 immediately following the year in which the Committee acts to waive the employment requirement.”

IN WITNESS WHEREOF, the Committee has adopted this Amendment Number One by resolution dated the 3rd day of December, 2008.